                                                                    EXHIBIT 99.3

                                INSTRUCTIONS TO
                            REGISTERED HOLDER AND/OR
                 BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM
                              BENEFICIAL OWNER OF
                          MIDWAY AIRLINES CORPORATION
                    PASS THROUGH CERTIFICATES, SERIES 2000-1

To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

   The undersigned hereby acknowledges receipt of the prospectus, dated     ,
2001 (the "Prospectus"), of Midway Airlines Corporation, a Delaware corporation ("Midway"), and the accompanying letter of transmittal (the "Letter of Transmittal"), that together constitute Midway's offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

   This will instruct you, the registered holder and/or book-entry transfer facility participant, as to action to be taken by you relating to the Exchange
Offer with respect to the      % Midway Airlines Pass Through Certificates,
Series 2000-1 (the "Old Certificates") held by you for the account of the undersigned.

   The aggregate face amount of the Old Certificates held by you for the account of the undersigned is (fill in amount):

   $    of the   % Midway Airlines Pass Through Certificates, Series 2000-1.

   With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

  [_]To tender the following Old Certificates held by you for the account of the undersigned (insert principal amount of Old Certificates to be tendered, if any): $

  [_]Not to tender any Old Certificates held by you for the account of the undersigned.

   If the undersigned instructs you to tender the Old Certificates held by you for the account of the undersigned, it is understood that you are authorized:
(a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the Exchange Certificates acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Certificates, whether or not such person is the undersigned, (ii) neither the undersigned nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Certificates, (iii) if the undersigned is not a broker-dealer, or is a broker-dealer but will not receive Exchange Certificates for its own account in exchange for Old Certificates, neither the undersigned nor any such other person is engaged in or intends to participate in the distribution of such Exchange Certificates, (iv) if the undersigned is a broker-dealer, such person is receiving Exchange Certificates for its own account in exchange for Old Certificates that were acquired as a result of market-making or other trading activities, and it acknowledges and understands that it is required to deliver a prospectus in connection with any resale of such Exchange Certificates, and (v) neither the undersigned nor any such other person is an "affiliate" of Midway within the meaning of Rule 405 under the Securities Act, or, if the undersigned is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the undersigned or person receiving the Exchange Certificates is a broker-dealer that is receiving Exchange Certificates for its account in exchange for Old Certificates that were acquired as a result of market-making or other trading activities, it acknowledges that it or such other person will deliver a prospectus in connection with any resale of such Exchange Certificates; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an underwriter within the meaning if the Securities Act; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Old Certificates.

  [_]Check this box if the Beneficial Owner of the Certificates is a Participating Broker-Dealer and such Participating Broker-Dealer acquired the Old Certificates for its own account as a result of market-making activities or other trading activities.


                                       2